Exhibit 10.1

AMENDMENT
TO THE
SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN FOR

HIGHLY COMPENSATED EMPLOYEES OF

HONEYWELL INTERNATIONAL INC.

AND ITS SUBSIDIARIES

(as amended and restated effective January 1, 2009)

The Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries (the “Plan”) shall be, and hereby is, amended to provide an increased rate of employer matching contributions posted on and after July 1, 2012.

1.	The following paragraph shall be added to the end of Section 5(b) of the Plan:

“Effective for Participant Deferred Contributions posted to a Participant’s Account on or after July 1, 2012, there shall be credited to the Participant’s Account Plan Employer Contributions in an aggregate amount equal to (i) minus (ii), where (i) is 37.5% (for Participants entitled to a 37.5% Employer Contribution in the Qualified Savings Plans) or 75% (for Participants entitled to a 75% Employer Contribution in the Qualified Savings Plans) of the lesser of (x) 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, or (y) the sum the Participant contributes as Before-Tax Contributions and/or After-Tax Contributions to the Qualified Savings Plans and as Participant Deferred Contributions, and (ii) is the total amount of Employer Contributions contributed to the Participant’s account under the Qualified Savings Plans; provided, however, that in no event shall the combined Plan Employer Contributions and Savings Plan Employer Contributions exceed 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, and provided, further, that Plan Employer Contributions shall not be made with respect to a Participant during any period of suspension of Employer Contributions with respect to such Participant under the terms of the Qualified Savings Plans, whether or not such Participant continues to make Participant Contributions under the Qualified Savings Plans during the period of such suspension.”

2.	In all other respects, the Plan shall remain the same.

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